                                                                EXHIBIT 99.2



                 FIRST AMENDMENT, dated as of September 25, 1996 (the "First Amendment"), to the PURCHASE AGREEMENT, dated as of June 24, 1996 (the "Purchase Agreement"), by and between Euramax International, Ltd., a corporation organized under the laws of England and Wales ("Purchaser"), and Alumax Inc. ("Seller"), a Delaware corporation and the sole stockholder of each of Alumax Fabricated Products, Inc., a Delaware corporation, Alumax Holdings Limited, a corporation organized under the laws of England and Wales and Alumax Europe BV, a corporation organized under the laws of the Netherlands.


                                    RECITALS

                 WHEREAS, upon the terms and subject to the conditions of the Purchase Agreement, Purchaser desires to purchase or cause certain of its direct or indirect wholly-owned subsidiaries to purchase, and the Seller desires to sell, directly or, in the case of the Alumax France Shares (as defined in the Purchase Agreement), through Holdings S.A. (as defined in the Purchase Agreement), the Shares (as defined in the Purchase Agreement); and

                 WHEREAS, Purchaser and the Seller desire to amend certain terms set forth in the Purchase Agreement pursuant to Section 9.4 of the Purchase Agreement which permits the amendment thereof by written agreement.

                 NOW, THEREFORE, in consideration of the premises, and of the respective representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:


                 1. DEFINITIONS. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                 2.       AMENDMENT.

                 2.1. EURAMAX INTERNATIONAL PLC. The Preamble of the Purchase Agreement is hereby amended by deleting the phrase "Euramax International, Ltd." and replacing it with "Euramax International plc," by deleting the phrase "Alumax Fabricated Products, Inc." and replacing it with "Amerimax Fabricated Products, Inc.," by deleting the phrase "Alumax Holdings Limited" and replacing it with "Euramax Holdings, Limited," and by deleting the phrase "Alumax Europe BV" and replacing it with "Euramax Europe BV."

                 Any reference to Euramax International, Ltd. hereafter shall be deemed to refer to Euramax International plc in (i) the Purchase Agreement and the Exhibits and Schedules thereto and (ii) the following agreements executed in connection with the Purchase Agreement: (a) Escrow Agreement, dated June 24, 1996, by and between Euramax International, Ltd. and Alumax Inc., (b) Letter Agreement, dated June 24, 1996, from Alumax Inc. to Euramax International, Ltd. relating to the Alumax Incentive Compensation Plan bonus and retention bonus, (c) Letter Agreement, dated June 24, 1996, to Alumax Inc. from Euramax International, Ltd. relating to Wheels, Inc. and (d) Letter Agreement, dated June 24, 1996, to Alumax Inc. from Euramax International, Ltd. relating to an option of the Purchaser to amend certain terms of the Purchase Agreement (collectively, the "Letter Agreements"). Except where the context otherwise requires, any reference to the name "Alumax" as part of the corporate name of any U.S. Sale Company shall be deemed to refer to "Amerimax" and any such reference as part of the corporate name of any European Sale Company shall be deemed to refer to "Euramax" in (i) the Purchase Agreement and the Exhibits and Schedules thereto and (ii) the Letter Agreements.

                 2.2.  ALUMAX HOLDINGS SHARES AND ALUMAX FRANCE
SHARES.

         (A). Section 1.1 of the Purchase Agreement is amended by deleting in its entirety clause (a) thereof and replacing it with "(a) the Seller agrees to sell, transfer and assign to a newly formed wholly owned subsidiary of Purchaser to be organized under the laws of England and Wales ("U.K. Newco"), and Purchaser agrees to cause U.K. Newco to purchase, all right, title and interest in and to the Alumax Holdings Shares,". Section 1.1 of the Purchase Agreement is further amended by deleting the phrase ("U.S. Newco" and, collectively with Dutch Newco and French Newco, the "Subsidiary Purchasers") and replacing it with "("U.S. Newco" and, collectively with U.K. Newco, Dutch Newco and French Newco, the "Subsidiary Purchasers")".

         (B). Section 1.1 of the Purchase Agreement is hereby amended by deleting from clause (c) the following phrase: "upon consummation of the transactions described in clause (b) of this Section 1.1 and in
         Section 1.4(e) hereof,".

         (C). Section 1.4(b) of the Purchase Agreement is hereby amended by deleting the phrase "other than





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

         Holdings S.A." and replacing it with "including Holdings S.A.".

         (D). Section 1.4(d) of the Purchase Agreement is hereby deleted in its entirety.

                 2.3. CLOSING. Section 1.2 of the Purchase Agreement is hereby amended by deleting clause (a) in its entirety and replacing it with the following: "by the close of business on September 25, 1996."

                 2.4. HOME PRODUCTS. Section 1.4(a) of the Purchase Agreement is hereby amended by deleting the phrase "Euramax Home Products, Inc." and replacing it with "Amerimax Home Products, Inc."

                 Any reference to Euramax Home Products, Inc. in (i) the Purchase Agreement and the Exhibits and Schedules thereto and (ii) the Letter Agreements hereafter shall be deemed to refer to Amerimax Home Products, Inc.

                 2.5.  INTERIM OPERATION OF THE SALE COMPANIES.  Section 4.1
(i) of the Purchase Agreement shall be amended by deleting the "and" before the "(B)" and replacing it with a comma, and by the addition of the following phrase at the end thereof: " and (C) changes in the objects clauses of the articles of association of Alumax Europe and the Alumax Europe Subsidiary to permit the granting of guarantees, pledges of securities and security interests."

                 2.6. TERMINATION. Section 6.1(a) of the Purchase Agreement is hereby amended by deleting the phrase "the date which is 90 days from and after the date hereof" in clause (iii) and replacing it with "by September 25, 1996."

                 2.7. FRENCH TAX YEAR. The first sentence of Section 8.4(a) is hereby amended by deleting the phrase "the taxable years of each Sale Company shall be closed" and replacing it with the phrase "the taxable years of each Sale Company (other than the French Companies) shall be closed." The second sentence of Section 8.4(a) is hereby amended by deleting the phrase "the taxable years of the European Sale Companies to close" and replacing it with the phrase "the taxable years of the European Sale Companies (other than the French Companies) to close."

                 2.8. ASSET PURCHASE AGREEMENT. Exhibit A (Asset Purchase Agreement) to the Purchase Agreement shall be deleted and replaced in its entirety by the form attached hereto as Exhibit A.

                 2.9. FORM OF DISTRIBUTION AGREEMENT. Exhibit E (Form of Distribution Agreement) to the Purchase Agreement shall be deleted and replaced in its entirety by the form attached hereto as Exhibit E.

                 2.10. SCHEDULES. The following Schedules to the Purchase Agreement are hereby amended as follows:

         (A). Any reference in the Schedules to "3rd Floor, 40 Clifton Street, Uxbridge" shall hereinafter be deemed to refer to "3rd Floor, 40 Clifton Street, London."

         (B). Schedule 3.1(d)(ii) (Required Consents) to the Purchase Agreement is hereby amended by adding the following at the end thereof:

                 9. Truck Lease and Service Agreement, dated as of December 7, 1989, between Ryder Truck Rental, Inc. and Alumax Aluminum Corporation, Home Products Division.

                 10. Software License Agreement, dated as of May 25, 1990, by and between Xerox Corporation and Alumax
                          Home Products, as amended by Special Transitions Amendment to MDIS Chess Platform - Independent Software License Agreement between McDonnell Information Systems, Incorporated and Alumax Home Products Division, Alumax Aluminum Corporation, entered into as of May 22, 1995.

         (C). Schedule 3.1(p) (Material Contracts) to the Purchase Agreement is hereby amended by adding the following on page 11 thereof after
         "Euramax Home Products, Inc. . . . Private Label Agreement dated as of
         March 20, 1996 by and between Alumax Aluminum Corporation, Home Products Division and Geocel Corporation":

Amerimax Home Products,                                Truck Lease and Service Agreement dated as of
Inc.                                                   December 7, 1989 between Ryder Truck Rental,
                                                       Inc. and Alumax Aluminum Corporation, Home
                                                       Products Division, as amended by the Amendment
                                                       to Truck Lease and Service Agreement, dated
                                                       December 8, 1989, by and between Ryder Truck
                                                       Rental, Inc. and Alumax Aluminum Corporation,
                                                       Home Products Division.

Amerimax Home Products,                                Software License Agreement, dated as of May
Inc.                                                   25, 1990, by and between Xerox Corporation and
                                                       Alumax Home Products, as amended by Special
                                                       Transition Amendment to MDIS Chess Platform -
                                                       Independent Software License Agreement between
                                                       McDonnell Information Systems, Incorporated
                                                       and Alumax Home Products Division, Alumax
                                                       Aluminum Corporation, entered into as of May
                                                       22, 1995.

Alumax Appliance &                                     Reciprocal Non-Disclosure Agreement dated as
Specialty Products, Inc.                               of June 11, 1996 by and between Alumax
                                                       Appliance & Specialty Products, Inc. and
                                                       Intelledge Corporation

         (D). Schedule 3.1(k) (Intellectual Property) to the Purchase Agreement shall be deleted and replaced in its entirety by the form attached hereto as Schedule 3.1(k).

         (E). Schedule 4.15(a) (List of Bank Accounts) to the Purchase Agreement shall be deleted and replaced in its entirety by the form attached hereto as Schedule 4.15(a).

         (F). All references to Schedule 4.15(b) (Aggregate Balances in Bank Accounts) in the Purchase Agreement shall be deemed to refer to the schedule attached hereto as
         Schedule 4.15(b).

         (G). Schedule 5.2(l) (Intellectual Property to be Assigned) to the Purchase Agreement shall be deleted and replaced in its entirety by the form attached hereto as Schedule 5.2(l).

                 2.11. CERTAIN GUARANTEES, ETC. Notwithstanding the disclosure as to the Seller's intent to terminate the contracts listed under
Schedule 3.1(g) (Liabilities) and Schedule 4.1 (Terminated Guarantees and Obligations) to the Purchase Agreement, the parties agree that the contracts listed as numbers 3, 4 and 6 on Schedule 3.1(g) and as numbers 2, 3 and 5 on
Schedule 4.1 shall not be terminated but shall remain in full force and effect on the Closing Date. The Seller hereby confirms that the obligations under such contracts do not constitute indebtedness for borrowed money or guarantees of indebtedness for borrowed money. The parties further agree that for purposes of the definition of "Funded Debt" in Section 2.1 of the Purchase Agreement, the obligations under such contracts shall not be taken into account in the calculation of Funded Debt for any purpose under Article II of the Purchase Agreement.

                 2.12.  PURCHASE PRICE.

         (A). The payment of the Initial Purchase Price shall be (i) increased by an amount equal to (x) US $27,615, representing reimbursement for compensation provided to and expenses of Scott Vansant, and (y) US $2,900, representing reimbursement with respect to fees and expenses of DeBrauw Blackstone Westbroek in connection with work performed at the request of Purchaser with respect to amendments of the articles of association of the Dutch Sale Companies, and (ii) decreased by an amount equal to US $135,000, representing one-half (1/2) of the amount estimated by Purchaser to be the amount of the stock transfer tax required to be paid in the Netherlands and the United Kingdom in connection with the sale of the Alumax Europe Shares and the Alumax Holdings Shares under the Purchase Agreement.

         (B). The Seller shall in good faith promptly prepare a final invoice setting forth the actual compensation provided to and expenses of Scott Vansant by the Seller on and after July 29, 1996. If the amount shown on the final invoice exceeds US $27,615, Purchaser shall pay the amount of such excess to the Seller, and if US $27,615 exceeds the amount shown on the final invoice, the Seller shall pay the amount of such excess to

         Purchaser, in either case within ten business days of the receipt of the final invoice in immediately available funds.

         (C). The Seller shall provide Purchaser with a copy of the bill or other statement reflecting the fees and expenses referred to in
         Section 2.12(a)(i)(y) hereof within ten business days of receipt thereof by the Seller. If the amount shown on the bill or other statement exceeds US $2,900, Purchaser shall pay the amount of such excess to the Seller, and if US $2,900 exceeds the amount shown on the bill or other statement, the Seller shall pay the amount of such excess to Purchaser, in either case within ten business days of the receipt of the bill or other statement in immediately available funds.

         (D). Purchaser shall pay on or prior to the date when due the stock transfer taxes referred to in Section 2.12(a)(ii) and shall within ten business days of such payment provide the Seller with receipts or other documentary evidence of such payments. If the amount shown on the receipts or other documentary evidence exceeds US $135,000, Purchaser shall pay the amount of such excess to the Seller, and if US $135,000 exceeds the amount shown on the receipts or other documentary evidence, the Seller shall pay the amount of such excess to Purchaser, in either case within ten business days of the receipt of the receipts or other documentary evidence in immediately available funds.

         (E). In the event of any dispute with respect to the adjustments contemplated by paragraphs (b), (c) and (d) above, such dispute shall be resolved in conjunction with the determination of the Final Purchase Price in accordance with the procedures set forth in Section
         2.2 of the Purchase Agreement (including, if necessary, through the arbitration procedures provided for therein).

                 2.13. WHEELS, INC. LEASE. Notwithstanding the terms and provisions of the Letter Agreement, dated as of June 24, 1996, between Purchaser and the Seller with respect to the Lease Agreement, dated June 17, 1994, by and between Wheels Inc. and the Seller (the "Lease Agreement"), Purchaser agrees and acknowledges that such Lease Agreement will not be assignable, transferable or otherwise available to Purchaser and that all of the employees of the Sale Companies in possession of any vehicles leased under such Lease Agreement will be caused to deliver possession of such vehicles on the date hereof to the Seller or any designee of the Seller at such location as the Seller may reasonably specify. In the event that any such vehicles are not so returned on the date hereof, Purchaser shall cause the Sale Companies to direct their employees to deliver any unreturned vehicles promptly at the locations specified in accordance with the immediately preceding sentence or to such other locations as the Seller may notify Purchaser in writing.

                 3. COUNTERPARTS. For the convenience of the parties hereto, this First Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                 4. PURCHASE AGREEMENT. Except as herein expressly amended, the Purchase Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. All references to the Purchase Agreement shall mean such Agreement as amended hereby and as may in the future be amended, restated, supplemented or modified from time to time.

                 5. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.


                                           EURAMAX INTERNATIONAL PLC

                                           By:  /s/  Joseph M. Silvestri
                                              -----------------------------
                                              Name:
                                              Title:


                                           ALUMAX INC.

                                           By:  /s/  R.P. Wolf
                                              -----------------------------
                                              Name:  R.P. Wolf
                                              Title: Vice President





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

                                                                    EXHIBIT A


                            ASSET PURCHASE AGREEMENT



Asset Purchase Agreement (hereinafter called "Agreement"), dated as of ___________ ____, 1996, by and between Alumax Aluminum Corporation ("AAC"), a Delaware corporation, and Amerimax Home Products, Inc. ("Home Products"), a Delaware corporation and a wholly-owned subsidiary of Alumax Fabricated Products, Inc. ("AFP").


                                R E C I T A L S

WHEREAS, AAC has conducted business through a division of AAC known as the Home Products Division (the "Division");

WHEREAS, AAC desires to sell and assign, and Home Products desires to purchase and assume, substantially all of AAC's assets and liabilities which comprise the Division on the terms and subject to the conditions of this Agreement;

WHEREAS, the execution, delivery and performance of this Agreement by the parties hereto are among the transactions contemplated by that certain Purchase Agreement, dated June 24, 1996, between Alumax Inc., a Delaware corporation and the sole stockholder of each of AFP and AAC, and Euramax International, Ltd. (the "Purchase Agreement");

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants, and agreements contained herein, AAC and Home Products hereby agree as follows:


                                   ARTICLE I
                       PURCHASE OF ASSETS AND LIABILITIES

         1.1 Transfer of Assets. Upon the terms and subject to the conditions of this Agreement, AAC agrees to grant, assign, transfer, convey, and deliver to Home Products all of the assets, properties, rights, titles, and interests of AAC used or related solely or primarily in or to the business of the Division, wherever located and described as follows, as of the Closing (as defined in Section 1.3 hereof):

         (i) all real property and real estate owned or leased by AAC and used or relating solely or primarily in or to the business of the Division and all buildings and improvements thereon, including, without limitation, such items having a net book value of $25,000 or more listed and described on Schedule 1.1(i) (collectively, "Division Real Property");

         (ii) all furniture, fixtures, machinery, equipment, and other tangible personal property owned or leased by AAC and used or relating solely or primarily in or to the business of the Division, including, without limitation, such items having a net book value of $25,000 or more listed on Schedule 1.1(ii) (collectively, "Division Personal Property");

         (iii) all raw material inventories, warehouse stock, parts, inventories, material, supplies, work-in-progress, and finished products owned by AAC and used or relating solely or primarily in or to the business of the Division (collectively, the "Division Inventories");

         (iv) all easements, rights of way, servitudes, leases, permits, licenses, or options used or held by AAC and used or relating solely or primarily in or to the business of the Division (collectively, the "Division Easements");

         (v) all automobiles, trucks, trailers, forklift trucks, and other vehicles owned by AAC and used or relating solely or primarily in or to the business of the Division, including, without limitation, the items listed and described on Schedule 1.1(v) (collectively, "Division Vehicles");

         (vi) all accounts (excluding cash and intercompany receivables) and notes receivable arising solely from the operation of the Division on or prior to the Closing (collectively, the "Division Accounts Receivable");

         (vii) all prepaid rentals, deposits, advances, and other prepaid expenses arising from payments made by AAC and relating solely to the Division prior to the Closing for goods and services where such goods and services have not been received in full by the Division, as of the Closing and any prepaid Taxes to the extent such Taxes relate to any taxable period, or portion thereof, beginning after the Closing Date (collectively, the "Division Prepaid Expenses");

         (viii) all right, title, and interest of AAC in mortgages, indentures, promissory notes, evidences of indebtedness, other debt, deeds of trust, loan, or credit agreements or similar agreements or instruments evidencing indebtedness by customers or others to the

         Division, other than Division Accounts Receivable (collectively, the "Division Customer Credit Instruments");

         (ix) all rights and claims of AAC, whether mature, contingent, or otherwise, against third parties, whether in tort, contract, or otherwise, including, without limitation, causes of action, unliquidated rights and claims under or pursuant to all warranties, representations, and guarantees made by manufacturers, suppliers, or vendors for the Division, other than any such rights or claims relating to a Division Non-Assumed Liability (as defined in Section
         1.2 hereof) and pursuant to which AAC may seek recovery from a third party in respect of such Division Non-Assumed Liability;

         (x) all authorizations, consents, approvals, licenses, orders, permits, or exemptions of, or filings or registrations with, any court or administrative or governmental authority in any jurisdiction to the extent such permits are transferable and relate solely to the Division (collectively, the "Division Governmental Permits");

         (xi) all rights and interests in and to any United States or foreign patents or patent applications, trade names, trademark, or service mark registrations or applications, common law trademarks, copyrights, or copyright registrations or applications owned by AAC and used solely by the business of the Division (including reissues, divisions, or continuations, continuations-in-part and extensions and renewals thereof) and all the goodwill associated therewith (collectively, the "Division Patent and Trademark Rights"); provided, however, that the Division Patent and Trademark Rights to be included in the Division Assets shall not include any right, license, or other interest in or to the name "Alumax" or any substantially similar name or any trademark, logo, or symbol that includes or is otherwise associated with such name;

         (xii) all processes, trade secrets, confidential, or proprietary know-how (to the extent that such know-how can be conveyed), design, manufacturing, engineering, and other drawings, technology, intellectual property rights, agent agreements, technical information, software, engineering data, design and engineering specifications, in each case to the extent owned by AAC and used solely by the Division, including, without limitation, the computer software relating thereto (collectively, the "Division Expertise");

         (xiii) all rights and interests to any pending or executory contracts or agreements to which AAC is a party that are specified in Schedule 1.1(xiii) (collectively, the "Assigned Contracts"), and all leases specified in Schedule 1.1(xiii) by which AAC leases any Division Real Property or Division Personal Property (the "Assigned Leases");

         (xiv) subject to the terms and provisions of Section 3.3 hereof, all books, records, files, and papers in the possession of the Division relating solely or primarily to, or necessary to the conduct of, the business of the Division, including, without limitation, business permits (to the extent such permits are transferable) or licenses, drawings, engineering, manufacturing and assembly information, computer programs, manuals, and data, catalogues, quotations, sales and advertising materials, sales and purchase correspondence and histories, trade association memberships (to the extent such memberships can be conveyed), research and development records, prototypes and models, lists of present and former customers and suppliers, customer credit information, customers' pricing information, business plans prepared by or relating primarily to the Division, books of account, accounting records, and personnel, employment, and other records principally relating to the business of the Division, but excluding any documents or information which is subject to a claim of attorney-client or similar privilege (collectively, the "Division Books"); and

         (xv) all intangible assets, including, without limitation, goodwill, attributable to the business of the Division (collectively, the "Division Intangibles").

         All of the rights, properties, and other assets described herein which are being transferred to Home Products pursuant to this Agreement and Plan of Reorganization are collectively referred to herein as the "Division Assets."

         1.2     Assumption of Liabilities.

                 (a) As of the Closing, Home Products shall assume and thereafter pay, perform, or discharge when due the following obligations (collectively, the "Division Assumed Liabilities") of AAC:

         (i) the accounts payable and accrued Liabilities (as defined in Section 1.2(c) hereof) of AAC arising from the operation in the ordinary course of the business of the Division;

         (ii) obligations or Liabilities under contracts, commitments, purchase orders, warranties, and other executory obligations of AAC to be paid or performed by their terms on or after the Closing and which relate solely or primarily to the business of the Division, including those that are set forth on Schedule 1.2(xiii) which obligate AAC to pay more than $100,000 in any fiscal year, and the obligation to accept any inventory returned by customers of the Division in the ordinary course of the business of the Division and consistent with past experience;

         (iii) any Liability arising out of or in connection with any third-party claim (including product liability claims) for damages, reimbursement, or compensation resulting directly or indirectly from any accident or event relating to the Division Assets or the business of the Division;

         (iv) obligations or Liabilities to employees of AAC employed solely or primarily in the business of the Division, including without limitation, any obligations accrued or earned prior to the Closing which are not due or payable until after the Closing; and

         (v) all other Liabilities, contingent or otherwise, that arise out of or are related to the operation of the business of the Division and the ownership of the Division Assets described in Section 1.1 before, on, or after the Closing, including, without limitation, all such Liabilities arising by reason of any violation or claimed violation (by acts or events or omissions occurring on or after the Closing) of any federal, state, local, or foreign law, rule, regulation, ordinance, or any requirement with government authority, including, without limitation, all such Liabilities arising by reason of any violation or claimed violation (by acts or events or omissions occurring on or after the Closing) of any federal, state, local, or foreign law, rule, regulation, ordinance, or any requirement with government authority, including any Liability in connection with environmental laws or any environmental claim; provided, however, that Division Assumed Liabilities shall not include any Liabilities, contingent or otherwise, arising on or before the Closing, to the extent AAC has recourse against any third party to recover, in whole or in part, through contribution, indemnification, reimbursement, by contract or operation of law.

                 Except as set forth in this Section 1.2, Home Products will assume no other Liabilities in connection with the Division Assets. (The Liabilities of AAC which are not assumed pursuant to this Agreement are hereinafter collectively referred to as the "Division Non-Assumed
Liabilities.")

                 (b) Notwithstanding Section 1.2(a), each of the following is a Division Non-Assumed Liability:

         (i)  any of AAC's obligations hereunder;

         (ii) any Liability of AAC arising from indebtedness for borrowed money and long term debt of AAC, except to the extent Home Products has expressly assumed such Liability as a Division Assumed Liability;

         (iii) except to the extent Home Products has expressly assumed such Liability as a Division Assumed Liability, any Liability of AAC arising from or in connection with the conduct of the business of the Division or the ownership of the Division Assets by AAC prior to the Closing;

         (iv) except as set forth in Section 4.2 hereof, any Liability of AAC for Taxes (as defined in Section 1.2(d) hereof) incurred in connection with the business or assets of the Division with respect to any taxable period, or portion thereof, ending on or before the Closing. For this purpose, the determination of the Taxes incurred with respect to the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the taxable year or period ended at the close of business on the Closing Date, except that any real property taxes, exemptions, allowances or deductions that are calculated on an annual basis shall be prorated on the basis of the number of days in the annual period elapsed through the Closing Date as compared to the number of days in the annual period elapsing after the Closing Date.

         (v) any Liability in respect of any contract or agreement to which AAC is a party or beneficiary which is not an Assigned Contract (a "Retained Contract") or an Assigned Lease (a "Retained Lease").

                 (c) "Liabilities," as used in this Agreement, shall mean, as to any person or entity, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute, or contingent, of such person or entity, whether accrued, vested, or otherwise, whether in contract, tort, strict liability, or otherwise and whether or not actually reflected, or required by generally accepted accounting principles applied on a consistent basis ("GAAP") to be reflected, in such person's or entity's balance sheets or other books and records.

                 (d) "Taxes", as used in this Agreement, shall mean any U.S. federal, state or local or foreign taxes, including, without limitation, income, gross receipts, windfall profits, gains, excise, severance, property, production, sales, use, transfer, license, franchise, employment, withholding, or similar taxes together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

         1.3 Purchase Price. The purchase price for the Division Assets, taking into account the Assumed Liabilities, shall be $________________ (the "Purchase Price"), to be paid in the form of a promissory note in such amount from Home Products to AAC (the "Note").

         1.4 Closing. The closing of the sale, purchase, assignment and assumption of the Division Assets and the Division Assumed Liabilities (the "Closing") shall take place at such time and place as is mutually agreed to by the parties hereto.

         1.5 Consideration and Payment at Closing. Upon the terms and subject to the conditions of this Agreement, at the closing:

                 (a) Home Products shall deliver to AAC (i) the Note in the amount of the Purchase Price and (ii) an instrument of assumption in substantially the form set forth as Attachment A hereto.

                 (b) AAC shall deliver to Home Products (i) special warranty deeds, or the equivalent thereof, in recordable form with respect to owned Division Real Property to be transferred to Home Products pursuant hereto; (ii) appropriate bills of sale, endorsements or assignments or other appropriate instruments of transfer, conveyance and assignment with respect to Division Personal Property, Division Inventories, Division Receivables, Division Prepaid Expenses, Division Patents and Trademarks, Division Vehicles and Division Easements to be transferred to Home Products pursuant hereto;
(iii) such assignments of leasehold
interests in Division Real Property, Division Personal Property or Division Vehicles to be transferred to Home Products pursuant hereto, as shall transfer to Home Products valid and subsisting leasehold interests in accordance with the terms of this Agreement; (iv) all documents in its possession containing or relating to Division Expertise to be transferred to Home Products pursuant hereto; (v) all Division Books to be transferred to Home Products pursuant hereto; (vi) all such other deeds, endorsements, assignments and other instruments as may be reasonably satisfactory to Home Products and its counsel to vest in Home Products title to the Division Assets in accordance with the terms of this Agreement; and (vii) copies of all consents of third parties to the transfer of the Division Assets. At the Closing, Home Products will take actual possession of the Division Assets and title to and risk of loss or damage to the Division Assets shall pass to Home Products.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties of AAC. AAC hereby represents and warrants to Home Products as follows:

                 (a) Organization and Qualification. AAC is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation.

                 (b) Authority. AAC has the legal capacity and authority to enter into this Agreement and to consummate the transactions herein contemplated and otherwise carry out its obligations hereunder. This agreement has been duly and validly executed by AAC and constitutes a valid and binding agreement of AAC enforceable in accordance with its terms.

         2.2 Representations and Warranties of Home Products. Home Products hereby represents and warrants to AAC as follows:

                 (a) Organization and Qualification. Home Products is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                 (b) Authority. Home Products has the legal capacity and authority to enter into this Agreement and to consummate the transactions herein contemplated and otherwise carry out its obligations hereunder. This agreement has been duly and validly executed by Home

Products and constitutes a valid and binding agreement of Home Products enforceable in accordance with its terms.



                                  ARTICLE III
                             ADDITIONAL AGREEMENTS

         3.1 Employees. Home Products shall employ all persons who are employed by AAC principally in connection with the business of the Division immediately prior to the Closing on terms and conditions as set forth in
Section 4.11 of the Purchase Agreement.

         3.2 Consents. AAC and Home Products shall use their reasonable best efforts to obtain the consent of the lessors to assignment of the leases and other contracts to be transferred to Home Products hereunder. In addition, AAC and Home Products shall execute and file or join in the execution and filing of any applications or other documents which may be necessary in order to obtain any authorizations, approvals, or consent of any governmental bodies which may be required in connection with the consummation of the transaction hereby contemplated, and shall use their reasonable best efforts to obtain all such authorizations, approvals, and consents.

         3.3     Records.

                 (a) At Closing, AAC will deliver or cause to be delivered to Home Products all original agreements, documents, books, records, and files, including, without limitation, the Division Books (collectively, the "Records"), in the possession of AAC relating to the business and operations of the Division, subject to the following exceptions:

         (i) AAC may retain all Records prepared in connection with the transfer of the Division Assets;

         (ii) AAC may retain any Records relating to Taxes, including tax returns, reports, or forms.

                 (b) After the Closing, upon reasonable written notice, Home Products and AAC agree to provide or cause to be provided to each other and their representatives, employees, counsel, and accountants access, during normal business hours, to such information (including Records pertinent to the Division) and assistance to relating to the Division as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any returns, reports, or forms or the defense of any tax or other claim or assessment; provided, however, that such access does not unreasonably disrupt the normal operations of AAC or Home Products.


                                   ARTICLE IV
                           MISCELLANEOUS AND GENERAL

         4.1 Assigned Contracts. To the extent that any of the Assigned Contracts is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof. If AAC shall be unable to obtain a consent necessary for the assignment of its title to, interest in, or rights under any such Assigned Contract, AAC shall continue to use reasonable best efforts to cause such assignment at the earliest practicable date and, for such period of time, AAC and Home Products shall fully cooperate in any reasonable arrangement designed to enable Home Products to obtain the benefits as well as accept the burdens of any such Assigned Contract, including enforcement against the other party thereto arising out of the future cancellation thereof after the Closing by such other party.

         4.2 Transfer, Sales, and Property Taxes. Home Products will pay all excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes and fees, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties ("Transfer Taxes"), which may be imposed or assessed as a result of the transfer of Division Assets and assumption of Division Assumed Liabilities contemplated by this Agreement.
Home Products shall prepare and file the required tax returns and other required documents with respect to taxes and fees required to be paid by it pursuant to the preceding sentence consistent with the allocation determined pursuant to Section 8.8 of the Purchase Agreement and shall promptly provide AAC with copies of such tax returns and other documents with evidence of the payment of such taxes and fees.

         4.3 Bulk Sales Laws. AAC and Home Products hereby waive compliance by AAC prior to the Closing with the applicable bulk sales law of any state where the Uniform Commercial Code has been adopted in which the business of the Division is conducted or the Division Assets are located.

         4.4 Modification and Amendment. Subject to applicable law, at any time prior to the Closing, the parties hereto may modify or amend this Agreement, by written agreement between them.

         4.5 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed an original instrument, and all such counterparts shall together constitute the same agreement.

         4.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         4.7 Arbitration. The parties agree that any dispute relating to the interpretation, performance, or breach of this Agreement shall be determined by arbitration, such arbitration to be conducted in the City of New York, New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") and the Supplementary Procedures for International Commercial Arbitration, except as provided herein. Any party seeking arbitration shall serve on the other party, with the demand for Arbitration, the name of an arbitrator selected by the demanding party; the other party shall serve on the demanding party, with its answer to the demand, the name of an arbitrator selected by such party; the two arbitrators so selected shall themselves select a third arbitrator who may be, but need not be, from a panel proposed by the AAA. The arbitrators shall award to the prevailing party the costs of the arbitration, including the fees of the AAA, the arbitrators and counsel fees of the prevailing party. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         4.8 Notices. Any notice, request, instruction, or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile, if to AAC, at Alumax Inc., 5655 Peachtree Parkway, Norcross, Georgia 30092, facsimile number (770) 246-6660, Attention: Vice President and General Counsel, and if to Home Products, addressed to Amerimax Home Products, Inc., 450 Richardson Drive, P.O. Box 4515, Lancaster, Pennsylvania 17604, facsimile number (717) 299-3014, Attention: Neil Bashore, or to such other persons or addresses as may be designated in writing by the party to receive such notice.

         4.9 No Third-Party Beneficiaries. No provision of this Agreement is intended to benefit any Person other than the parties hereto, nor shall any such provision be enforceable by any other Person. As used herein, "Person" means any natural person, a sole proprietorship, a corporation, a partnership, a joint venture, an association, a trust, or any other entity or organization, including a government or political subdivision, agency, or instrumentality.

         4.10 Schedules and Attachments. All Schedules and Attachments referred to in this Agreement are intended to be and are specifically incorporated by reference herein and made a part hereof. Inclusion of information in any Schedule or Attachment shall not be construed as an admission that such information is material to the operations or financial or other condition of the Division.

         4.11 Entire Agreement. This Agreement, including the Attachments, Annexes, and Schedules hereto and the documents, certificates, and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements, understandings, representations, and warranties both written and oral, among the parties, with respect to the subject matter hereof.

         4.12 Assignment. This Agreement and the rights hereunder shall not be assignable or transferable by AAC or Home Products (including by operation of law in connection with a merger or sale of substantially all the assets) without the prior written consent of the other party hereto.

         4.13 Captions. The Article, Section, and Paragraph captions herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         4.14 Further Assurances. From time to time, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, whether before or after the "Closing" under the Purchase Agreement, AAC shall transfer or cause to be transferred to Home Products all assets and property held by AAC or any of its subsidiaries that are principally used in the business or operations of the Division, and Home Products shall transfer or cause to be transferred to AAC or its subsidiaries all assets and property held by it that are principally used in the business or operations of AAC and its subsidiaries other than the business of the Division.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of AAC and Home Products on the date first hereinabove written.


                                  ALUMAX ALUMINUM CORPORATION



                                  By:
                                          ------------------------------

                                  Name:
                                  Title:



                                  AMERIMAX HOME PRODUCTS, INC.



                                  By:
                                          ------------------------------

                                  Name:
                                  Title:

                                                                    Attachment A


                     Assumption, Receipt and Acknowledgment


         In connection with that certain Asset Purchase Agreement, dated as of ________________, 1996 (the "Agreement"), by and between Alumax Aluminum Corporation, a Delaware corporation ("AAC"), and Amerimax Home Products, Inc., a Delaware corporation ("Home Products"), the parties thereto hereby confirm the following (capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Agreement):

         1. AAC acknowledges its assignment of the Division Assets and the Division Assumed Liabilities and its receipt of a promissory note in the amount of $______________ in accordance with the terms of the Agreement.

         2. Home Products acknowledges receipt of the Division Assets and its assumption of the Division Assumed Liabilities in accordance with the terms of the Agreement. Home Products hereby accepts the foregoing assignment and in consideration thereof hereby assumes, and agrees to pay, perform or discharge, as appropriate, all of the Division Assumed Liabilities, whether required to be paid, performed or discharged prior to or after the date hereof.

         Accordingly, the parties agree and acknowledge that the obligations of each party to be performed pursuant to Section 1.5 of the Agreement have been fully satisfied.

         IN WITNESS WHEREOF, the undersigned have signed this Assumption, Receipt and Acknowledgment as of the date first above written.


                                           ALUMAX ALUMINUM CORPORATION


                                           By:
                                              ---------------------------
                                                   Name:
                                                   Title:


                                           AMERIMAX HOME PRODUCTS, INC.


                                           By:
                                              ---------------------------
                                                   Name:
                                                   Title:

                               SCHEDULE 1.1(i)
                            DIVISION REAL PROPERTY



                                    Leased

Service Center            6235 W. 73rd Street, Bedford Park, Illinois

Service Center            1025 Avenue S, Suite 150, Grand Prairie, Texas

Service Center            3701-A Pell Circle, Sacramento, California

Service Center            4777 Stone Drive, Tucker, Georgia




                                     Owned

Plant            450 Richardson Drive, Lancaster, Pennsylvania

                               SCHEDULE 1.1(ii)
                          DIVISION PERSONAL PROPERTY



Please see Schedule of Fixed Assets by Location attached to original Form of Agreement.

                                SCHEDULE 1.1(v)
                               DIVISION VEHICLES



None owned except yard truck and forklifts.  See Personal Property schedule.

                               SCHEDULE 1.1(xiii)
                         ASSIGNED CONTRACTS AND LEASES


Contracts

Lowe's Master Standard Buying Agreement by and between Lowe's Companies, Inc. and Alumax Aluminum Corporation, Home Products Division, entered into January 12, 1995.

Supply Agreement dated May 4, 1995, by and between Nichols Aluminum and Alumax Aluminum Corporation, Home Products Division.

Letter Agreement between Home Products Division, Alumax Aluminum Corporation, and GWS Thermoplastics Company, a division of GSW Inc., dated September 20, 1989. (Reinstating Distribution Agreement dated October 8, 1987.)

Agreement between Alumax Aluminum Corporation (for Home Products Division) and Miscellaneous Warehousemen, Airline, Automotive Parts, Service, Tire, Rental, Chemical and Petroleum, Ice, Paper, and Related Clerical and Production Employees Union Local 781, affiliated with the International Brotherhood of Teamsters, dated January 14, 1996, for the Chicago Service Center, expiring January 14, 1999, covering approximately 22 employees.

Vendor Information Packet (undated and unsigned) governing terms and conditions of doing business with The Home Depot.

Private Label Agreement dated as of February 16, 1994 by and between Alumax Aluminum Corporation and Alumin-Nu Corporation.

Private Label Agreement dated as of March 20, 1996 by and between Alumax Aluminum Corporation, Home Products Division and Geocel Corporation.

Software License Agreement between Alumax Aluminum Corporation and McDonnell Information Systems dated May 25, 1990, as amended May 22, 1995.

Leases

Industrial Building Lease dated October 20, 1992, between LaSalle National Trust, N.A. and Alumax Aluminum Corporation for property at 6235 West 73rd Street, Bedford Park, Illinois -and- Agreement of Subordination, Nondisturbance and Attornment dated January 29, 1993 between Allstate Life Insurance Company and Alumax Aluminum Corporation.

Commercial Lease Agreement dated January 28, 1994 for 45,281 square feet situated at 1025 Avenue S, Suite 150, Grand Prairie, Texas, between Alexander & Baldwin, Inc. and Alumax Aluminum Corporation, Home Products Division.

Lease made as of April 12, 1984, by and between Northgate Investment Company and Alumax Aluminum Corporation for property located at 3701-A Pell Circle, Sacramento, California -and- Addendum to Lease dated November 26, 1985 by and between Northgate Investment Company and Alumax Aluminum Corporation -and-Second Addendum to Lease, dated October 19, 1987, by and between Northgate Investment Company and Alumax Aluminum Corporation -and- Lease Extension dated November 28, 1988 between Northgate Investment Company and Alumax Aluminum Corporation -and- Lease Extension Agreement dated July 5, 1994 between Florian
F. Dauenhauer and Florene M. Heck and Alumax Aluminum Corporation.

Lease Agreement executed July 28, 1972, between J.L. Williams and Co., Inc. and Howmet Corporation for building at 4777 Stone Drive, Tucker, Georgia -and-Lease Renewal Letter dated September 10, 1992, between Meadows Incorporated and Alumax Aluminum Corporation, Home Products Division, extending the subject lease for a period beginning on April 1, 1993, and expiring on March 31, 1998.

Truck Lease and Service Agreement dated as of December 7, 1989 between Ryder Truck Rental, Inc. and Alumax Aluminum Corporation, Home Products Division, as amended by the Amendment to Truck Lease and Service Agreement, dated December 8, 1989, by and between Ryder Truck Rental, Inc. and Alumax Aluminum Corporation, Home Products Division.

                                                                      Exhibit E





                             DISTRIBUTION AGREEMENT
                                      FOR
                     PRECISION MACHINED CAST ALUMINUM PLATE


         THIS DISTRIBUTION AGREEMENT FOR MIC-6 PRECISION CAST ALUMINUM PLATE dated the ____ day of __________, 1996 between Alumax Mill Products, Inc. ("Alumax"), a Delaware Corporation having its main office at 12 Salt Creek Lane, Hinsdale, Illinois 60521, and Euramax Coated Products Limited (the "Distributor") having its principal place of business at Brunel Road, Earlstrees Industrial Estate, Corby, Northants NN17 4JW, England.

         In consideration of the covenants and agreements made herein by the parties, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

                                       I

                                SALE OF PRODUCTS

         This Distribution Agreement ("Agreement"), including the schedules hereto, contains the terms and conditions pursuant to which Alumax may sell to Distributor and Distributor may purchase from Alumax MIC-6 Precision Machined Cast Aluminum Plate as set forth in Schedule I annexed hereto ("Products").


                                       II

                                  APPOINTMENT

         Alumax hereby appoints Distributor as a non-exclusive distributor of the Products in the United Kingdom. Notwithstanding such appointment, Alumax agrees that it will not appoint or otherwise permit to exist another distributor of the Products in the United Kingdom as long as Distributor has purchased a net minimum of at least 400,000 pounds (lbs.) of Products during the preceding contract year (twelve month period commencing as of the month and day first set forth above and ending on the immediately preceding day of the next calendar year) other than with respect to the first contract year as to which there shall be no such requirement. Any return of Products, which may only be made with prior written authorization of Alumax, shall be applied against the contract year in which the applicable purchase was made. If Distributor fails to purchase that minimum quantity during any contract year,

Alumax/Euramax
Distribution Agreement
Page 2



Alumax may appoint other distributors in the United Kingdom. Nothing herein shall in any manner restrict or limit Alumax's right, in its sole discretion, to appoint distributors outside the United Kingdom. Distributor hereby accepts such appointment on the terms and conditions set forth herein and agrees not to solicit business outside the United Kingdom, France and Scandinavia. In connection therewith, Distributor agrees to take all reasonable actions and exercise such reasonable diligence as will (i) promote the acceptance and sale of the Products, (ii) use its best efforts to obtain the maximum distribution and sale of Products possible, and (iii) create, preserve and enhance the goodwill and reputation of Alumax.


                                      III

                          PRODUCT PRICE, TERMS OF SALE
                         AND MODIFICATION OF AGREEMENT

         The purchase price for the Products covered by this Agreement shall be Alumax's then current published list price less Alumax's then current published distributor discount, if any, less five percent. A copy of the current Alumax MIC-6 price sheet is annexed hereto as Schedule II and incorporated herein by this reference. Distributor shall be invoiced for film applied to the Products at a price equal to fifty percent (50%) of Alumax's then current price per side. Distributor shall also be given a five cents (U.S. $.05) per pound shipping allowance and Distributor agrees to accept Products FOB US port. Alumax warrants and agrees that it shall not grant more favorable pricing to any other unaffiliated distributor of the Products in Western Europe and Scandinavia. The terms and conditions of sale of the Products covered by this Agreement are as set forth in this Agreement and in the schedules hereto, and such terms and conditions shall govern each sale hereunder notwithstanding any language set forth in any purchase order or other document sent by Distributor to Alumax. Except for any changes in Alumax's list price or the reissuance of
Schedule II from time to time by Alumax, the terms and conditions of this Agreement including the schedules attached hereto may only be modified and amended by the mutual consent of Alumax and Distributor, which consent shall be evidenced by an agreement in writing signed by both of the parties hereto. Alumax may change its list price and distributor discount from time to time as Alumax in its sole discretion may determine.

Alumax/Euramax
Distribution Agreement
Page 3



                                       IV

                      WARRANTY AND LIMITATION OF WARRANTY

         Alumax warrants that the Products will conform to the description on each release relating thereto and will be free from defects in material and workmanship and subject to U.S. Aluminum Association standard commercial tolerances and standard U.S. industry practices and that Seller will convey good title thereto. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED, AND ALUMAX EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ANY CLAIM BY DISTRIBUTOR ON ACCOUNT OF BREACH OF WARRANTY SHALL BE CONCLUSIVELY WAIVED UNLESS DISTRIBUTOR GIVES ALUMAX WRITTEN NOTICE THEREOF WITHIN NINETY (90) DAYS AFTER DISTRIBUTOR'S RECEIPT OF THE PRODUCTS IN THE CASE OF DEFECTS DISCOVERABLE THROUGH INSPECTION, AND WITHIN THIRTY (30) DAYS AFTER DISCOVERY, IN THE CASE OF DEFECTS NOT DISCOVERABLE THROUGH INSPECTION. ALUMAX SHALL NOT BE RESPONSIBLE OR LIABLE TO DISTRIBUTOR OR TO ANY THIRD PARTY FOR ANY LOST PROFITS, OR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR CONTINGENT DAMAGES FOR ANY BREACH OF WARRANTY OR OTHER BREACH OF ALUMAX'S OBLIGATIONS HEREUNDER, ALUMAX'S LIABILITY AND DISTRIBUTOR'S EXCLUSIVE REMEDY BEING LIMITED TO ALUMAX'S CHOICE
OF: (A) THE REPAIR OF DEFECTIVE PRODUCTS; (B) THE REPLACEMENT THEREOF WITH CONFORMING PRODUCTS AT THE F.O.B. POINT PROVIDED HEREIN; (C) THE REPAYMENT OF THE PURCHASE PRICE; OR (D) THE GRANTING OF A REASONABLE ALLOWANCE ON ACCOUNT OF SUCH DEFECTS. REPLACEMENT OF DEFECTIVE PRODUCTS OR REPAYMENT OF THE PURCHASE PRICE THEREFOR WILL BE MADE ONLY UPON RETURN OF THE DEFECTIVE PRODUCTS, WHICH PRODUCTS SHALL NOT BE RETURNED UNTIL ALUMAX HAS CONSENTED THERETO AND HAS DELIVERED TO DISTRIBUTOR WRITTEN SHIPPING INSTRUCTIONS. ALUMAX SHALL BE GIVEN REASONABLE OPPORTUNITY TO INVESTIGATE ALL CLAIMS AND TO INSPECT ALLEGEDLY DEFECTIVE PRODUCTS.


                                       V

                                   ASSIGNMENT

         Neither party shall have the right to assign its rights or obligations under this Agreement to any third party; provided, however, that Alumax shall have the right to assign its rights and obligations under this Agreement to any corporation owning fifty percent (50%) or more of Alumax capital stock or to any subsidiary of which Alumax or its parent corporation owns fifty percent (50%) or more of the capital stock of Alumax.

Alumax/Euramax
Distribution Agreement
Page 4





                                       VI

                              TERM AND TERMINATION

         (a) This Agreement will be effective for a period of four (4) years from the date first set forth above, subject to termination as provided herein. Subject to earlier termination as provided herein, this Agreement shall terminate at the end of such four (4) year term unless renewed or extended by further written agreement of the parties. Distributor hereby waives all rights to or claims for compensation if this Agreement is not renewed or extended at that time.

         (b) If Distributor fails to purchase a minimum of 250,000 pounds (lbs.) of Products within any contract year (twelve month period commencing as of the month and day first set forth above and ending on the immediately preceding day of the next calendar year) other than the first contract year, Alumax shall have the right to terminate this Agreement with immediate effect by giving written notice of termination to Distributor.

         (c) Notwithstanding the foregoing, upon the occurrence of any event of default as defined in this Agreement or any schedule attached hereto, Alumax shall have the right, in addition to all other rights and remedies provided by law or in equity, to terminate this Agreement at any time thereafter. Upon termination of Agreement, Distributor shall pay to Alumax within five (5) days, all amounts which it then owes to Alumax.

         (d) Notwithstanding termination of this Agreement, the Distributor shall be entitled to sell any inventory of the Products in its possession.


                                      VII

                            NO AGENCY OR PARTNERSHIP

         Alumax and the Distributor are independent companies and nothing contained in this Agreement shall be deemed or construed to create any of the following relationships: a partnership, a joint venture relationship of principal and agent, or any other association or relationship between the parties except that buyer and seller and/or that of Debtor and Secured Party if a Security Agreement is executed contemporaneously herewith. Distributor acknowledges that

Alumax/Euramax
Distribution Agreement
Page 5



it does not have and shall not make any representation to a third party either directly or indirectly indicating that Distributor has in any way authority to act for or on behalf of Alumax or to obligate Alumax in any way whatsoever.


                                      VIII

                                    DEFAULT

         Material misrepresentation or material misstatement by Distributor in connection with, or material noncompliance with or nonperformance of any of Distributor's obligations under this Agreement or under the provisions of any Schedule attached hereto shall constitute a default hereunder (it being understood that any misrepresentation, misstatement or nonperformance of a covenant by Euramax International, Ltd., the direct or indirect parent of Distributor ("Euramax"), under the Purchase Agreement, dated as of June 25, 1996, between Euramax and Alumax Inc. shall not constitute a default hereunder). In addition, Distributor shall be in default hereunder if bankruptcy or insolvency proceedings with respect to Distributor are instituted by or against Distributor or if Distributor makes an assignment for the benefit of creditors, or if Alumax shall determine in its sole judgment and at its absolute discretion that Distributor is or will be unable to pay its debts as they become due in the ordinary course of business.


                                       IX

                                   TRADEMARK

         (a) Distributor may advertise the mark MIC-6 in relation to the Product it distributes under this Agreement, so long as the use of the mark is substantially as shown in Alumax's approved trademark form booklet. Such advertising shall not convey the impression that Distributor owns the mark MIC-6 or that the relationship between the parties is other than a distributorship. Distributor acknowledges that the MIC-6 mark is the exclusive property of Alumax.

         (b) Any use of the mark MIC-6 by Distributor shall inure to the benefit of Alumax, and Distributor shall make no claim of any right to own, license or use the mark MIC-6 as provided herein.

Alumax/Euramax
Distribution Agreement
Page 6



                                       X

                                 MISCELLANEOUS

(a)      Captions.

         The captions and headings of this Agreement are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms of this Agreement.

(b)      Governing Law.

         This Agreement shall be construed and enforced in accordance with the laws of the State of New York. The parties agree that the Federal Court for the Southern District of New York shall have jurisdiction over any matter arising under or related to this Agreement. The parties hereby consent to the exclusive jurisdiction of the Federal Court for the Southern District of New York, and Distributor hereby appoints the New York office of the law firm of Kirkland & Ellis as its agent for any service of process.

(c)      Notice.

         Any notices hereunder shall be sufficient if in writing and if delivered in person or if sent by registered mail, postage prepaid, by facsimile or by prepaid courier service, addressed as follows:

Alumax:           ALUMAX MILL PRODUCTS, INC.
                  12 Salt Creek Lane
                  Hinsdale, Illinois 60521
                  Attention: Vice President of Sales and
                               Marketing
                  Facsimile No. 708-654-0129

                  with a copy to:

                  Alumax Inc.
                  5655 Peachtree Parkway
                  Norcross, Georgia 30092 U.S.A.
                  Attention: Vice President and
                               General Counsel
                  Facsimile No. 770-246-6769

Distributor:      EURAMAX COATED PRODUCTS LTD.
                  Brunel Road, Earlstrees Industrial Estate
                  Corby, Northants NN17 4JW, England
                  Attention:  Managing Director
                  Facsimile No: 011-44-1536-400101

Alumax/Euramax
Distribution Agreement
Page 7




or to such other address as the party addressed shall have furnished in writing to the other party.

                  Any such notice shall be deemed given when actually received by the party to whom notice is being given, when receipt is confirmed by telephone or transmittal confirmation of any notice given by facsimile or telecopier, on the day of delivery if by courier and on the tenth day after proof of mailing by registered mail.

                                ENTIRE AGREEMENT

         This Agreement, including the schedules hereto, constitutes the entire agreement and supersedes all prior agreements, understanding, representations and warranties both written and oral, between the parties with respect to the subject matter hereof. No amendment or alteration of the terms of this Agreement, except as otherwise expressly provided for herein, shall be valid or binding except as may be set forth in a further written agreement duly executed by the parties. No waiver of the terms of this Agreement, except for such waivers as may be granted under the express terms of this Agreement, shall be valid or binding unless in writing and executed by a duly authorized agent or officer of the party against whom the waiver is asserted. Failure to insist or assert a breach of the terms or conditions of this Agreement shall not constitute or be deemed to be a waiver of a subsequent breach.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

ALUMAX MILL PRODUCTS, INC.


By: _________________________

Title: ______________________


EURAMAX COATED PRODUCTS LIMITED


By: _________________________

Title: ______________________

Alumax/Euramax
Distribution Agreement
Page 8



                                   SCHEDULE I

                     PRODUCT DESCRIPTION AND LOGO GRAPHICS

                     (To be attached at time of execution)

Alumax/Euramax
Distribution Agreement
Page 9



                                  SCHEDULE II

                              CURRENT PRICE SHEET

                     (To be attached at time of execution)

Alumax/Euramax
Distribution Agreement
Page 10



                                  SCHEDULE III

                       SUPPLEMENTAL TERMS AND CONDITIONS

         1. The Products shall be delivered to Distributor at the shipping point (port) in the United States requested by Distributor and approved by Alumax or selected by Alumax.

         2. Delivery of Products by Alumax to the carrier at the shipping point shall constitute delivery to Distributor, and with respect to the Products being purchased by Distributor, upon delivery to the carrier title shall pass to Distributor, subject to any applicable Alumax lien.

         3. Upon arrival of the Products at Distributor's warehouse, or any other location requested by Distributor and approved by Alumax at which the Products are received to which the Distributor hub ordered the Products delivered in accordance with paragraph 1 above, Distributor shall be under a duty to do the following:

         (a) Immediately inspect the Products to determine whether there has been any damage to the Products in transit which is reasonably ascertainable by visual inspection of the packaged Products and shall give written notice to Alumax within thirty days of receipt of the Products of any claim that they have been so damaged (such claims for loss or damage will not be considered unless supported by railroad agent's or other carrier's acknowledgement on freight bill and a freight charge claim must be accompanied by the original receipted freight bill).

         (b) Upon opening the packaging case in which the Products are contained, inspect the Products to determine whether they conform to the specifications or the terms of the Agreement. If the goods do not so conform or there is a difference in respect of quantity invoiced, Distributor shall notify Alumax in writing within ten (10) days after receipt of any shipment. In no event shall inspection under this paragraph 3(b) be made later than six months after delivery of the Products to the Distributor.

         (c) If Distributor retains the Products in his possession after delivery to Distributor's warehouse, without giving Alumax such notice of claims as required by paragraph 3 above, such

Alumax/Euramax
Distribution Agreement
Page 11


                  failure to give notice shall constitute irrevocable acceptance of the Products by the Distributor.

         (d) Distributor assumes all risks and liabilities resulting from the use in its manufacturing or construction processes of any of the Products, or by use of such Products in combination with other substances.

         (e) Risk of loss with respect to the Products passes to Distributor when the goods are delivered to the carrier at the shipping point, even though Distributor may have a right pursuant to paragraph 3 to reject the Products.

         4. Alumax objects to and rejects any terms and conditions contained in an order or offer of Distributor that are additional to or different from the terms and conditions herein.

         5. Alumax may choose in its sole discretion to change any price shown on Schedule II. Prices do not include sales, excise, use or other taxes now in effect or hereafter levied by reason of a transaction. All such taxes shall be paid by Distributor.

         6. Payment terms are net 30 days from date of shipment. If there is any discrepancy in respect of pricing, Distributor shall notify Alumax of such discrepancy within ten (10) days of receipt of Alumax's invoice, or such discrepancy shall be deemed to be waived. Whenever Alumax determines reasonable grounds for insecurity arise with respect to due performance by Distributor, Alumax may demand terms of payment different from those specified herein, and may demand assurance of Distributor's due performance. Alumax may, upon making such demand, suspend shipment and/or deliveries. If within the period stated in such demand Distributor fails or refuses to agree to such different terms of payment and/or fails or refuses to give adequate assurance of due performance, Alumax may (i) by notice to Distributor, treat such failure or refusal as a repudiation of the portion of the Agreement, whereupon Alumax may cancel all further deliveries and any amounts unpaid hereunder shall immediately become due and payable, or (ii) make shipments under reservation of a security interest and demand payment against tender of documents of title. If Alumax retains a collection agency and/or attorney to collect overdue amounts, all collection costs, including attorneys' fees shall be payable by Distributor.

                                SCHEDULE 3.1(k)
                             INTELLECTUAL PROPERTY

                              U.S. SALE COMPANIES

The following is a list of all patent registrations and applications and trademark registrations and applications (all in the name of Alumax Inc.) used in the business of Alumax Fabricated Products, Inc. or its Subsidiaries.

                                    PATENTS

Roof Ventilating Apparatus          5,035,172                          7-30-91
(gable)
A gable ventilator comprising a vent member which holds and displaces an eaves panel and a bracket which positions and supports the vent member.

Roof Ventilating Apparatus          4,995,308                          2-26-91
(Fascia)
A fascia ventilator which is low in profile and comprises a vent member and a cover member. The vent member is provided with either apertures or channels through which air may pass. The ventilator is further provided with a fiberglass mesh filter for excluding entry of insects and similar pests.

SPLASH BLOCK                        5,441,364                          8-15-95

The novel feature of the invention relates to means for coupling two or more splash blocks together to connect the splash blocks, such that the effective length of the splash block can be extended to carry water under force of gravity any desired distance from the building foundation.

Reinforced Siding Panel             4,718,214                          1-12-88

An improved siding panel providing greater rigidity to the panel while reducing the weight of the panel compared to a thicker metal sheet.


                                U.S. TRADEMARKS

J" DESIGN (7)                       1,037,787                           04-13-76
For sheet metal entrance and passageway doors and parts therefor in Class 6
(US Class 12)Renewal applied for 1-29-96

PERM-A-SPOUT (137)                  1,791,638                           09-07-93
For plastic downspouts and plastic elbows for rain gutters, in Class 19 (US Class 12)

RIGI-DOR (15)                       1,101,188                           09-05-78
For sheet metal entrance and passageway doors, and parts therefor in Class 6
(US Class 12)

VERTA PLANK (94)                    1,176,811                           11-10-81
For metal siding panels in Class 6 (US Class 12)


                              PENDING APPLICATIONS

CornerFlex                          SN 75/087671                        04-15-96
For adjustable angle aluminum flashing

                U.S. PATENTS HELD BY ALUMAX ALUMINUM CORPORATION

The following is a list of all patent registrations held in the name of Alumax Aluminum Corporation used in the Home Products Division of Alumax Aluminum Corporation.


Gutter Guard Ferrule                5,228,247                          7-20-93

A ferrule for use in a rain gutter to surround a spike which connects the gutter to a supporting wall, with the gutter beneath an overhanging roof edge.

Gutter Guard Screen Support Clip    5,044,581                          9-03-91

A clip for supporting a guard screen on a rain gutter to keep leaves and other debris from entering the gutter.


              FOREIGN PATENTS HELD BY ALUMAX ALUMINUM CORPORATION


Gutter Guard Screen Support Clip    Canada                         No. 2054447


                           TRADEMARKS BASED ON USAGE


Alumax Building Products, Inc.

Alu-loc
Alu-tuff
Alu-tuff II

Alumax Door Products, Inc.

Rigi-Gard
Integrity
Illusions

                                   LITIGATION


Alumax Door Products, Inc. has been notified by Therma-Tru Corporation of Maumee, Ohio, that it wishes to discuss the possibility that Door Products' "Illusions" door infringes Therma-Tru's Compression Molded Door Assembly patent, U.S. Patent #4,550,540 (the "540 patent"). Therma-Tru has recently won an infringement action involving the 540 patent against Peachtree Doors, Inc. Patent counsel for Door Products recommended certain changes in the "Illusion" door after reviewing the 540 patent. Therma-Tru is still pursuing a meeting.


                               FOREIGN TRADEMARKS

PERM-A-SPOUT                          Canada


                                   COPYRIGHTS

None.


                            EUROPEAN SALE COMPANIES

The following is a list of all patent registrations and applications and trademark registrations and applications for the European Sale Companies:

                                    PATENTS

Alumax Coated Products S.A.

a. A French patent for a "door opening and closing system in particular for trailers and camping cars" was filed on December 24, 1986 (no. 8618158), published on July 1, 1988 (no. 2609094) and issued on May 19, 1989. Fallen on August 31, 1990.

b. A French patent for "other construction elements and fittings" was filed on April 2, 1976 (no. 7610189), published on October 28, 1977 (no. 2346587) and issued on

         May 8, 1981. Fallen on December 29, 1983. The patent is no longer valid in Belgium, Germany, Spain, Great Britain, the Netherlands and Italy. The patent corresponded to a product which has been abandoned by the company.

c. A French patent for composite panels 4,000T devoted to insulated conservatory roofs market was filed on January 27, 1995 (no. 9501315) and was published on August 2, 1996 (no. 2729988).


Alumax Industries SA

a. A European patent for a window aperture having a pivoted flap with two opening positions especially for use in motor coaches was filed for the countries of Great Britain, Italy, Germany, Portugal and Spain on December 18, 1987 (no. 87402902), published on July 13, 1988 (no.
         EP274320) and issued on September 11, 1991. The patent was filed by UCP Societe Industrielle. A change of name of UCP Societe Industrielle into Alumax Industries has been registered with the local patent offices in Spain, Great Britian and Italy, and is pending in Germany and Portugal.

b. A French patent for the window aperture having a pivoted flap with two opening positions especially for use in motor coaches was filed on December 19, 1986 (no. 8617911), published on June 24, 1988 (no. 2608527) and issued on April 28, 1989. This patent was originally filed by UCP Cintrage Tous Profils, but was subject to the registration at the French Patent Office of a change of name to UCP Societe Industrielle. A change of name from UCP Societe Industrielle into Alumax Industries has been registered with the French Patent Office.

c. A French patent was filed for a "quick assembly window" on December 7, 1988 (no. 8816076), published on June 8, 1990 (no. 2639995) and issued on May 19, 1995. This patent was abandoned this year according to instructions of Alumax Industries for non-payment of the annuity. However, the company benefits from a six-month grace period (i.e., until January 11, 1997). If the company ---- decides to pay the annuity prior to the expiration of the grace period, the patent will remain valid.

                                   TRADEMARKS

Alumax Industries S.A.

a. A French trademark for Visuclip (in respect of an aluminum clipping window) was filed on June 22, 1989 (no. 139054). The registration number is 1537686 and the classes are 6, 17, 19 and 20. The trademark was filed by UCP Societe Industrielle. An application for the change of name of UCP Societe Industrielle into Alumax Industries was filed with the French Trademark Office on September 18, 1996.

b. A French trademark for Visuplast (in respect of a PVC clipping window) was filed on June 22, 1989 (no. 139055). The registration number is 1537687 and the classes are 6, 17, 19 and 20. The trademark was filed by UCP Societe Industrielle. An application for the change of name of UCP Societe Industrielle into Alumax Industries was filed with the French Trademark Office on September 18, 1996.

c. A French trademark for Visulight (in respect of an ELLBEE window) was filed on May 29, 1991 (no. 288212). The registration number is 1667842 and the classes are 6, 17, 19 and 20. The trademark was filed by UCP Societe Industrielle. An application for the change of name of UCP Societe Industrielle into Alumax Industries was filed with the French Trademark Office on September 18, 1996.



                                    DESIGNS

Alumax Industries S.A.

Five designs of "door opening" were filed on August 1, 1995 (no. 954264). They were published on October 31, 1995 as numbers 411839, 411840, 411841, 411842, and 411843.


                                   COPYRIGHTS

None.

        ALUMAX INC.                      schedule 4.15a           UPDATED
 ALUMAX FABRICATED PRODUCTS, INC.                                 23-Sep-96
   MASTER BANK ACCOUNT LISTING


                                                                          MASTER      ACCOUNT                           CONTACT
       COMPANY/DIVISION                      BANK NAME                    ACCOUNT       TYPE           LOCATION         PERSON
  ---------------------------------       ----------------              ----------- ------------    --------------- --------------
  ALUMAX HOME PRODUCTS
  Alumax Aluminum Corporation             Cole Taylor Bank                414620800 PETTY CASH      BEDFORD PK, IL  Jeremy Shull
  Alumax Aluminum Corporation             Fulton Bank                     031867676 PETTY CASH      LANCASTER, PA   Jeremy Shull
  Alumax Aluminum Corporation             Fulton Bank                     031867619 PAYROLL         LANCASTER, PA   Jeremy Shull
  Alumax Aluminum Corporation             Nationsbank Of Texas           1740148792 PETTY CASH      GRAND PR'E, TX  Jeremy Shull
  Alumax Aluminum Corporation             Trust Company Of Georgia       8800975347 PETTY CASH      ATLANTA, GA     Jeremy Shull
  Alumax Aluminum Corporation             Wells Fargo                    4518070750 PETTY CASH      SACRAMENTO, CA  Jeremy Shull
  Alumax Aluminum Corporation             Chase Manhattan Syracuse        801254410 C. DISBURSEMENT LANCASTER, PA   Jeremy Shull
  Alumax Aluminum Corporation             Mellon Bank                       1190651 LOCKBOX         LANCASTER, PA   Jeremy Shull

  ALUMAX FABRICATED PRODUCTS, INC.
  Alumax Aluminum Corporation             Wachovia Bank Of Georgia         14841028 DISBURSEMENT    NORCROSS, GA    Gerry Wharton
3 Alumax Aluminum Corporation             Chase Manhattan Bank           9102776193 MASTER          NORCROSS, GA    Marc Crown

  ALUMAX BUILDING PRODUCTS, INC.
  Alumax Building Products, Inc.          Bank Of America                1233453934 PAYROLL         DALLAS, TX      Scott Anderson
  Alumax Building Products, Inc.          Chase Manhattan Syracuse        601215312 C. DISBURSEMENT DALLAS, TX      Scott Anderson
  Alumax Building Products, Inc.          First National Bank of Chicago    5247438 LOCKBOX         DALLAS, TX      Scott Anderson

  ALUMAX COATED PRODUCTS B.V.
  Alumax Coated Products B.V.             Generale Bank                   228828302 MASTER          NETHERLANDS     Frans Van Soast
  Alumax Coated Products B.V.             Commerzbank                  157153858008 MASTER          NETHERLANDS     F. Van Soast
  Alumax Coated Products B.V.             ABN                                    NA MASTER          NETHERLANDS     F. Van Soast
  Alumax Coated Products B.V.             BFG                                    NA MASTER          NETHERLANDS     F. Van Soast

  ALUMAX COATED PRODUCTS LTD.
  Alumax Coated Products LTD.             National Westminister Bank       61788902 MASTER          CORBY           Marc Crown

  ALUMAX COATED PRODUCTS SA
  Alumax Coated Products SA               Monte Paschi Banque            6034113001 MASTER          FRANCE          P. Berard
  Alumax Coated Products SA               Societe Generale Bank            20028052 MASTER          FRANCE          Marc Crown

  ALUMAX COATED PRODUCTS, INC.
  Alumax Coated Products, Inc.            Chase Manhattan Syracuse        601208234 C. DISBURSEMENT DALLAS, TX      Scott Anderson
  Alumax Coated Products, Inc.            Nationsbank Of Texas           1294461271 PAYROLL         DALLAS, TEXAS   Scott Anderson

  ALUMAX DOOR PRODUCTS, INC.
  Alumax Door Products, Inc.              Bank Of America                   7101058 LOCKBOX         CHICAGO, IL     Scott Cole
  Alumax Door Products, Inc.              Barnett Bank                   1154086855 PAYROLL         OCALA, FL       Scott Cole
  Alumax Door Products, Inc.              Chase Manhattan Syracuse        601226376 C. DISBURSEMENT RICHMOND, IN    Scott Cole
  Alumax Door Products, Inc.              First Union Bank              16322203757 PETTY CASH      OCALA, FL       Scott Cole
  Alumax Door Products, Inc.              Star Bank                        21663646 PAYROLL         RICHMOND, IN    Scott Cole
  Alumax Door Products, Inc.              Star Bank                        21359831 PETTY CASH      RICHMOND, IN    Scott Cole
  Alumax Door Products, Inc.              Star Bank                        21386628 PAYROLL         RICHMOND, IN    Scott Cole

  ALUMAX ELLBEE LIMITED
  Alumax Ellbee LTD                       National Westminister Bank       61788929 MASTER          PUDSEY, ENGLAND Marc Crown

  ALUMAX EUROPE BV
  Alumax Europe BV                        Generale Bank                   229831591 MASTER          NETHERLANDS     F. Bijihouwer

  ALUMAX HOLDINGS LIMITED
  Alumax Holdings Limited                 National Westminister Bank       61788999 TREASURY ACCT.  UXBRIDGE        Marc Crown
  Alumax Holdings Limited                 National Westminister Bank       61788880 TRADING ACCT.   UXBRIDGE        Marc Crown

  ALUMAX INDUSTRIES SA
  Alumax Industries SA                    Societe Generale Bank            20028060 MASTER          FRANCE          Marc Crown

  APPLIANCE & SPECIALTY PRODUCTS, INC.
  Appliance & Specialty Products, Inc.    Chase Manhattan Syracuse        601225170 C. DISBURSEMENT CARROLLTON, KY  Dan Reilly
  Appliance & Specialty Products, Inc.    Farmers Bank Of Milton            1050281 DEPOSITORY      CARROLLTON, KY  Dan Reilly
  Appliance & Specialty Products, Inc.    Farmers Bank Of Milton            1050249 PAYROLL         CARROLLTON, KY  Dan Reilly
  Appliance & Specialty Products, Inc.    Farmers Bank Of Milton            1050303 PAYROLL         CARROLLTON, KY  Dan Reilly
                                                                           ==============
                                           Current                                38


    1.  Alumax Magnolia Division's Accounts - The Two Accounts Should Be Deleted From This List
    2.  Account Omitted From Original List and Later Closed
    3.  New Bank Account Requested By Scott Vansant


ACCOUNTS DELETED FROM THE LIST
  1 Alumax Inc.                             Frankford Trust Company        000B24338 PETTY CASH      BRISTOL, PA     Jeremy Shull
  1 Alumax Aluminum Corporation             SunTrust Bank                        na
  2 Alumax Coated Products B.V.             National Westminister Bank      61788902 MASTER          NETHERLANDS     Marc Crown
  2 Alumax Europe BV                        Societe Generale Bank            2870226 MASTER          NETHERLANDS     Marc Crown
  2 Alumax Holdings Limited                 National Westminister Bank      61820776 MASTER          UXBRIDGE        Marc Crown

ACCOUNTS ADDED TO THE LIST
  3 Alumax Aluminum Corporation             Chase Manhattan Bank          9102776193 MASTER          NORCROSS, GA    Marc Crown

                               SCHEDULE 4.15(b)
                          BALANCES OF BANK ACCOUNTS


         Aggregate Balances:                                  $8 million

         With Regional Balances as follows:

                  U.S. Accounts                               $1-2 million
                  European Accounts                           $6-7 million

                                SCHEDULE 5.2(l)
                      INTELLECTUAL PROPERTY TO BE ASSIGNED

                              U.S. SALE COMPANIES

The following is a list of all patent registrations and applications and trademark registrations and applications (all in the name of Alumax Inc.) used in the business of Alumax Fabricated Products, Inc. or its Subsidiaries.

                                    PATENTS

Roof Ventilating Apparatus          5,035,172                          7-30-91
(gable)
A gable ventilator comprising a vent member which holds and displaces an eaves panel and a bracket which positions and supports the vent member.

Roof Ventilating Apparatus          4,995,308                          2-26-91
(Fascia)
A fascia ventilator which is low in profile and comprises a vent member and a cover member. The vent member is provided with either apertures or channels through which air may pass. The ventilator is further provided with a fiberglass mesh filter for excluding entry of insects and similar pests.

SPLASH BLOCK                        5,441,364                          8-15-95

The novel feature of the invention relates to means for coupling two or more splash blocks together to connect the splash blocks, such that the effective length of the splash block can be extended to carry water under force of gravity any desired distance from the building foundation.

Reinforced Siding Panel             4,718,214                          1-12-88

An improved siding panel providing greater rigidity to the panel while reducing the weight of the panel compared to a thicker metal sheet.


                                U.S. TRADEMARKS

J" DESIGN (7)                       1,037,787                           04-13-76
For sheet metal entrance and passageway doors and parts therefor in Class 6
(US Class 12)Renewal applied for 1-29-96

PERM-A-SPOUT (137)                  1,791,638                           09-07-93
For plastic downspouts and plastic elbows for rain gutters, in Class 19 (US Class 12)

RIGI-DOR (15)                       1,101,188                           09-05-78

For sheet metal entrance and passageway doors, and parts therefor in Class 6 (US Class 12)

VERTA PLANK (94)                    1,176,811                           11-10-81
For metal siding panels in Class 6 (US Class 12)


                              PENDING APPLICATIONS

CornerFlex                          SN 75/087671                        04-15-96
For adjustable angle aluminum flashing

                U.S. PATENTS HELD BY ALUMAX ALUMINUM CORPORATION

The following is a list of all patent registrations held in the name of Alumax Aluminum Corporation used in the Home Products Division of Alumax Aluminum Corporation.


Gutter Guard Ferrule                5,228,247                          7-20-93

A ferrule for use in a rain gutter to surround a spike which connects the gutter to a supporting wall, with the gutter beneath an overhanging roof edge.

Gutter Guard Screen Support Clip    5,044,581                          9-03-91

A clip for supporting a guard screen on a rain gutter to keep leaves and other debris from entering the gutter.


              FOREIGN PATENTS HELD BY ALUMAX ALUMINUM CORPORATION


Gutter Guard Screen Support Clip        Canada                    No. 2054447


                           TRADEMARKS BASED ON USAGE

Alumax Building Products, Inc.

Alu-loc
Alu-tuff
Alu-tuff II

Alumax Door Products, Inc.

Rigi-Gard
Integrity
Illusions


                                  LITIGATION

Alumax Door Products, Inc. has been notified by Therma-Tru Corporation of Maumee, Ohio, that it wishes to discuss the possibility that Door Products' "Illusions" door infringes Therma-Tru's Compression Molded Door Assembly patent, U.S. Patent #4,550,540 (the "540 patent"). Therma-Tru has recently won an infringement action involving the 540 patent against Peachtree Doors, Inc. Patent counsel for Door Products recommended certain changes in the "Illusion" door after reviewing the 540 patent. Therma-Tru is still pursuing a meeting.


                               FOREIGN TRADEMARKS

PERM-A-SPOUT                          Canada


                                   COPYRIGHTS

None.